Exhibit 99(a)

Certification Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

§906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Annual Report of the Parker Retirement Savings Plan (the “Plan”) on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Plan Administrator, Parker-Hannifin Corporation, certify, that, to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan as of the dates and for the periods expressed in the Report.

Dated: June 26, 2003

/s/    Timothy K. Pistell

Name:    Timothy K. Pistell

Title:    Vice President-Finance and Administration and Chief Financial Officer

Parker-Hannifin Corporation, Plan Administrator

/s/    Daniel T. Garey

Name:    Daniel T. Garey

Title:    Vice President-Human Resources

Parker-Hannifin Corporation, Plan Administrator

The foregoing certification is being furnished solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Annual Report on Form 11-K or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Plan Administrator and will be retained by the Plan Administrator and furnished to the Securities and Exchange Commission or its staff upon request.